SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                (AMENDMENT NO. 2)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               WE SELL FOR U CORP.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                          7389                   26-1568357
----------------------------    ----------------------------   -----------------
(State or Other Jurisdiction    (Primary Standard Industrial     (IRS Employer
      of Organization)              Classification Code)       Identification #)

            WE SELL FOR U CORP.                      Edward T. Farmer
            700 Shadow Bay Way                      700 Shadow Bay Way
             Osprey, FL 34229                        Osprey, FL 34229
               941-928-9359                            941-928-9359
      ------------------------------           ----------------------------
        (Address and telephone of              (Name, address and telephone
      registrant's executive office)           number of agent for service)

Approximate date of proposed sale to the public: As soon as practical after the effective date of this Registration Statement.

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]            Accelerated filer         [ ]
Non-accelerated filer   [ ]            Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

   TITLE OF          DOLLAR       NUMBER OF         PROPOSED
EACH CLASS OF        AMOUNT         SHARES          MAXIMUM           AMOUNT OF
SECURITIES TO        TO BE          TO BE        OFFERING PRICE     REGISTRATION
BE REGISTERED      REGISTERED     REGISTERED        PER UNIT            FEE
-------------      ----------     ----------     --------------     ------------
Common stock        $40,000       4,000,000          $0.01             $1.57

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Disclosure alternative used (check one):   Alternative 1 ___   Alternative 2 _X_

                 SUBJECT TO COMPLETION, DATED _________________

                                   PROSPECTUS

                               WE SELL FOR U CORP.

                        4,000,000 SHARES OF COMMON STOCK

PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC TRADING MARKET FOR THE COMMON STOCK OF WE SELL FOR U CORP. ("WE SELL FOR U CORP."). WE SELL FOR U CORP. IS REGISTERING UP TO 4,000,000 SHARES OF COMMON STOCK AT AN OFFERING PRICE OF $0.01. THE MAXIMUM AMOUNT TO BE RAISED IS $ 40,000.00 THERE WILL BE NO UNDERWRITING OR BROKER/DEALERS INVOLVED IN THE TRANSACTION AND THERE WILL BE NO COMMISSIONS PAID TO ANY INDIVIDUALS FROM THE PROCEEDS OF THIS SALE. THE SHARES ARE BEING OFFERED BY WE SELL FOR U CORP. THROUGH ITS SOLE OFFICER AND DIRECTOR. WE ARE SELLING THE SHARES ON A "BEST EFFORTS, NO MINIMUM" BASIS. THERE WILL BE NO MINIMUM AMOUNT OF SHARES SOLD AND `WE SELL FOR U CORP.' WILL NOT CREATE ANY ESCROW ACCOUNT INTO WHICH THE PROCEEDS FROM ANY SHARES WILL BE PLACED. THE PROCEEDS FROM ALL SHARES SOLD BY WE SELL FOR U CORP. WILL BE PLACED INTO THE CORPORATE ACCOUNT AND SUCH FUNDS SHALL BE NON-REFUNDABLE TO SUBSCRIBERS, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAWS.' WE SELL FOR U CORP.' WILL PAY ALL EXPENSES INCURRED IN THIS OFFERING

Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 _______________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     SHARES OFFERED                            SELLING AGENT     PROCEEDS TO THE
       BY COMPANY           PRICE TO PUBLIC     COMMISSIONS          COMPANY
------------------------    ---------------    --------------    ---------------
Per Share                        $0.01         Not applicable         $0.01
Minimum Purchase            Not applicable     Not applicable     Not applicable
Total (4,000,000 shares)        $40,000        Not applicable        $40,000

The shares are intended to be sold by the executive officer of the Company, who will receive no commissions or other remuneration directly or indirectly related to the sale thereof. This offering will be conducted through the safe harbor provisions of Rule 3 a 4 (i) of the Exchange Act of 1934.

Proceeds to the company do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $5,000.00. WE SELL FOR U Corp. will pay these expenses.

                   This Prospectus is dated _________________

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 10.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

[1] The offering price has been arbitrarily determined by the company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                               WE SELL FOR U CORP.
                             SHARES OF COMMON STOCK
      4,000,000 SHARES OF COMMON STOCK ARE OFFERED FOR SALE BY THE COMPANY

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

WE SELL FOR U Corp. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. WE SELL FOR U Corp. will receive all proceeds from the sale of the shares being registered.

The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 10.

Prior to this registration, there has been no public trading market for the common stock. WE SELL FOR U Corp.'s common stock is presently not traded on any market or securities exchange.

                     PLEASE READ THIS PROSPECTUS CAREFULLY.

                   This Prospectus is dated _________________

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 8. PLEASE READ THIS PROSPECTUS CAREFULLY

TABLE OF CONTENTS                                                       Page No.

SUMMARY OF OUR OFFERING.....................................................   6
DESCRIPTION OF PROPERTY.....................................................   8
SUMMARY OF OUR FINANCIAL INFORMATION........................................   8
RISK FACTORS................................................................   9
USE OF PROCEEDS.............................................................  15
DETERMINATION OF OFFERING PRICE.............................................  15
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...............................  16
PLAN OF DISTRIBUTION........................................................  17
LEGAL PROCEEDINGS...........................................................  18
STRATEGY AND PRODUCTS.......................................................  19
THE MARKET..................................................................  20
MANAGEMENT..................................................................  20
SALES AND MARKETING.........................................................  20
SHOWS AND ADVERTISING.......................................................  21
COMPETITION.................................................................  21
STAFFING....................................................................  21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...................  21
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL......................  22
MANAGEMENT..................................................................  24
CODE OF BUSINESS CONDUCT AND ETHICS.........................................  26
BACKGROUND OF OFFICERS AND DIRECTORS........................................  26
EXECUTIVE COMPENSATION......................................................  27
PRINCIPAL STOCKHOLDERS......................................................  28
DESCRIPTION OF SECURITIES...................................................  30
REPORTING...................................................................  30
STOCK TRANSFER AGENT........................................................  31
STOCK OPTION PLAN...........................................................  31
LITIGATION..................................................................  31
EXPERTS.....................................................................  31
FINANCIAL STATEMENTS........................................................ F-1
      Management Certification..............................................
      Net Income Per Common Share...........................................
      Revenue and Cost Recognition..........................................


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______ , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY OF OUR OFFERING

WE SELL FOR U Corp. has 12,000,000 shares of common stock issued and outstanding and is registering an additional 4,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. WE SELL FOR U Corp. will receive all proceeds from the sale of the common stock.

          4,000,000 shares of common stock are offered by the company.

Offering price per share by         The price, if and when the company sells the
the company                         shares of common stock, is set at $0.01.

Number of shares outstanding        12,000,000 common shares are currently
before the offering before          issued and outstanding.
the offering of common
shares.

Number of shares outstanding        16,000,000 common shares will be issued and
after the offering before the       outstanding after this offering is
offering of common shares.          completed.

The minimum number of shares        None.
to be sold in this offering.

Market for the common shares.       There is no public market for the common
                                    shares. The price per share is $0.01. In addition, the offering price for the shares will remain $0.01 per share until such a time the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The company may sell at prevailing market prices only after the shares are quoted on either the OTC Bulletin Board or an exchange.

                                    WE SELL FOR U Corp. may not be able to meet the requirement for a public listing or quotation of its common stock Further, even if WE SELL FOR U Corp. common stock is quoted or granted listing, a market for the common shares may not develop. If a market develops, the price of the shares in the market may not be greater than or equal to the price per share that investors in this offering any market that may develop could be significantly lower.

Use of proceeds                     The company intends to use the proceeds from
                                    this offering to develop and complete the business and marketing plan, and for other general corporate and working capital purposes. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000.00 are being paid for by WE SELL FOR U Corp.

Termination of the offering         The offering will conclude when all
                                    4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the
                                    Securities and Exchange Commission. WE SELL
                                    FOR U Corp. may at its discretion extend the offering for an additional 90 days.

Terms of the offering               The company will determine when and how it
                                    will sell the common stock offered in this prospectus.

You should rely only upon the information contained in this prospectus. WE SELL FOR U Corp. has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holder is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by the selling security holders. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

                  SUMMARY INFORMATION ABOUT WE SELL FOR U CORP.

WE SELL FOR U Corp. ("WE SELL FOR U Corp.") is a development stage company, incorporated in the State of Florida on November 12, 2007, to develop and provide service offerings to facilitate auctions on eBay for individuals and companies who lack the eBay expertise and/or time to list/sell and ship items they wish to sell. Our intent is to partner with local/regional/nationally known "Brick and Mortar "retail and service establishments. These establishments will directly benefit from an additional profit center and with increased store traffic and creation of customers.

We intend to create, test and refine a business model, processes and systems for a "Brick and Mortar" based eBay "WE SELL FOR U "auction broker service that can be replicated nationally. We envision the service as an additional profit center and perfect fit within the local, regional, national select retailers and franchisees.

Busy people and companies have valuable items that could sell for the most money over the Internet and they are not likely to sell the items themselves. People buy things, use them, retire them and potentially replace them. This is nothing new and will continue as long as we are called consumers.

The Internet is the broadest medium in existence, so if you market something on the internet, it will have the widest reach globally.

People are busy and are willing to pay for a valuable service and we intend to service this market place.

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

There is $6,000.00 cash on hand and in our corporate bank account. WE SELL FOR U Corp. currently has accounts payable and liabilities of $0.00 as of Dec. 31, 2007. In addition WE SELL FOR U Corp. anticipates that the costs associated with this offering will be approximately $ 5,000.00. As of the date of this prospectus, we have not generated or realized any revenues from our business operations. The following financial operation summarizes the more complete historical financial information as indicated on the audited financial statements we have filed with this prospectus.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 700 Shadow Bay Way, Osprey, FL 34229 and our telephone number is 941-928-9359. Our fax number is 941-918-1878. Our Domain Name is www.wesellforu.us the business office is located at the home of Edward Farmer, the CEO of the company at no charge.

                      SUMMARY OF OUR FINANCIAL INFORMATION

                                                  As of
                     Balance Sheet           December 31,2007
                  ------------------        ------------------

                  Total Assets                   $ 6,000
                  Total Liabilities              $     0
                  Equity                         $ 6,000

                                            For the Year ended
                    Operating Data          December 31, 2007
                  ------------------        ------------------
                  Revenue                            Nil
                  Net Loss                       $     0
                  Net Loss Per Share             $     0

WE SELL FOR U Corp. has no revenues and has achieved no losses since inception. WE SELL FOR U Corp. has had no operations and has been issued a "going concern" opinion by its auditor.

                                  RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected.

You may never realize a return on your investment. THERE IS NO ASSURANCE THAT A PURCHASER OF SHARES WILL REALIZE A RETURN ON ITS INVESTMENT OR THAT IT WILL NOT LOSE ITS ENTIRE INVESTMENT IN THE COMPANY. To date, the company has limited operations and revenues. We have never earned a profit and there can be no assurance that we will ever achieve profitable operations. Our ability to implement our business plan is dependent, among other things, on the completion of this Offering. If we fail to raise any or a sufficient amount of money in this offering, we may fail as a business. Even if we raise sufficient amount of funding in this Offering, there can be no assurance that our business model will succeed.

Investment in our Common stock involves a high degree of risk because we may operate with a stockholder's equity deficit and may have operating losses going forward.

We are a development stage company formed in November 12, 2007 with the purpose to establish itself as a corporation providing auction services, within eBay. WE SELL FOR U corp. intends to represent individuals and companies with items to sell. WE SELL FOR U Corp. customers will pay Listing Fees plus a percentage of a Sell Price. Our intended primary marketing and business approach will be to partner with local/regional/nationally known, " Brick and Mortar" retail and service establishments who will directly benefit from an additional profit center along with increased store traffic, and the creation of new retail/service customers. We may be unable to execute our marketing and business approach, and therefore will not have the opportunity to generate revenues. There would be a substantial doubt, then, about our ability to continue as a going concern.

We anticipate incurring losses during the period prior to completion of our Partnering with a retail/service establishment. Additionally, there can be no assurance that we will ever operate profitably, even if this offering is successful. Investors should not purchase shares in this offering unless they can afford to lose their entire investment.

Because we are a newly formed company, there is no corporate operating history on which to evaluate our potential for success.

Additionally, we face many risks inherent in a start-up business, including difficulties and delays frequently encountered in connection with the commencement of operations, operational difficulties and our potential underestimation of initial and ongoing costs.

Executing the business plan requires that we spend significant funds based entirely on our preliminary evaluation of the potential of the market. It is impossible to predict the success of our service before marketing starts. The ability of the service to generate revenues will depend upon a variety of unpredictable factors, including:

The eBay Auction Industry is a highly competitive market. We will compete with both major and smaller corporations. Most of these companies have greater financial and personnel resources than we do.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will begin our service.

There is No Minimum Number of Shares we have to sell in this Offering. We are making this offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of Shares is not fully subscribed for. State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they 'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. If we do not execute our business plan on schedule or within budget, our ability to generate revenue may be diminished or delayed. Our ability to adhere to our schedule and budget face many uncertainties

WE DO NOT MAINTAIN PRODUCT LIABILITY COVERAGE. WE COULD BECOME LIABLE FOR UNINSURED PRODUCT LIABILITY CLAIMS WHICH WOULD ADVERSELY AFFECT OUR ABILITY TO CONTINUE AS A GOING CONCERN, HOWEVER, WE INTEND TO PROVIDE PRODUCTS LIABILITY INSURANCE PRIOR TO ANY SALE OF OUR SERVICE OFFERINGS.

RISKS RELATED TO OUR FINANCIAL CONDITION

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

SINCE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

WE SELL FOR U Corp. is a development stage company and has not yet begun to execute its business plan. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on November 12, 2007 and to date have been involved primarily in organizational activities and business planning. Based upon current plans, we expect to incur operating losses in future periods. We will incur these losses due to expenses associated with developing the business plan.

We cannot guarantee that we will be successful in generating revenue in the future, or in raising funds through the sale of our shares, adequate to pay for our business operations and planed expenditures. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

AS OUR SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY BE UNABLE TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY. AS A RESULT, THERE MAY BE PERIODIC INTERRUPTIONS IN OUR OPERATIONS AND OUR BUSINESS COULD FAIL.

Mr. Farmer, our sole officer and director, has other outside business activities and is devoting only approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Farmer, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full time of our executive officer, he is prepared to adjust his timetable in order to devote more time to conducting our business operations. However, our executive officer may be unable to devote sufficient time to the management of the company's business, which may result in periodic interruptions in the implementation of the company's business plans and operations. Such delays could have a significant negative effect on the success of our business.

SHOULD OUR SOLE OFFICER AND DIRECTOR LEAVE THE COMPANY, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

The company is entirely dependent on the efforts and abilities of its sole officer and director. The loss of our sole officer and director could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant the departure from service of our current sole officer and director. However, replacement personnel may be unavailable to us. Moreover, even if available, replacement personnel may not enable the company to operate profitably.

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's sole officer and director will not abuse his discretion in making decisions, with respect to its affairs and other business decisions, is his fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

The company's management may retain independent contractors to provide services to the company. Those contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. The company does not maintain key person life insurance on its sole officer and director.

REGULATIONS AT THE STATE/or FEDERAL LEVEL REQUIRING LICENSING OF eBAY TRADING ASSISTANTS AS PAWNBROKERS AND/OR AUCTIONEERS

While, to date, regulatory initiatives have served eBay and it's Trading Assistants well, there is no assurance in the future that regulations could deter established " Brick and Mortar " local/regional/national retail/service companies from introducing the We Sell For U model as a new eBay-based profit center.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

Developing and executing our business plan of providing services to facilitate auctions on eBay for individuals and companies who lack the eBay expertise and/or time to list/sell and ship items they wish to sell. Our intent is to partner with local /regional/nationally known, "Brick and Mortar" retail and service establishments. The business plan requires a significant capital investment. Debt or equity financing may not be available for us to do so, or if available may be too expensive. To start executing our planned service requires an additional investment of approximately $ 75,000.00, and we anticipate 12 months of operational losses at approximately $ 6,750.00 per month before we can generate adequate cash flow to cover operations.

IF WE EXPAND OUR OPERATIONS AND FAIL TO MANAGE THE RESULTING GROWTH EFFECTIVELY, OUR BUSINESS WILL BE HARMED.

Our plans include the partnering with "Brick and Mortar " companies which may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on researching our service carefully, the service may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We intend to enter into markets where the climate is favorable to our business. However, we may be unable to enter such markets successfully. The factors that could affect our growth strategy include our success in (a) partnering with local/regional/national corporations (b) obtaining adequate financing on acceptable terms and (c) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

RISKS RELATED TO THIS OFFERING

INVESTORS WILL PAY MORE FOR "WE SELL FOR U CORP." COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The arbitrary offering price of $0.01 per common share as determined herein, is substantially higher than the net tangible book value per share of We SELL FOR U Corp. does not substantiate a share price of $0.01 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

AS WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES. EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

Our stock is currently not traded and we cannot provide investors with any assurance that it will be traded, or if traded, whether a market will develop. If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to price fluctuations and volatility.

The company cannot apply directly to be quoted on the OTC Bulletin Board. Additionally, the stock can be listed or traded only to the extent that there is interest by broker/dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. It is the company's intent to contact potential market makers for the OTC Bulletin Board after it has completed its primary offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event our shares are traded, and our stock trades below $5.00 per share our stock would be known as a "penny stock" which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

AS THE COMPANY HAS 100,000,000 AUTHORIZED COMMON SHARES, THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES DILUTING THE COMPANY'S CURRENT SHAREHOLDERS' EQUITY.

The company has 100,000,000 authorized common shares of which only 16,000,000 are currently outstanding and will be issued and outstanding if all the shares in this offering are sold. The company's management could, without the consent of the company's existing shareholders issue substantially more shares causing a large dilution in our current shareholders' equity position. Additionally, large share issuances by the company would generally have a negative impact on our share price. It is possible that due to additional share issuance you could lose a substantial amount or all of your investment.

AS OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100 % OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND DECISIONS MADE BY THE COMPANY'S SOLE OFFICER AND DIRECTOR CONTRARY TO THEIR INTERESTS.

The company's sole officer and director owns approximately 100 % of our currently outstanding common stock. As a result, he will be able to decide who will be directors and control the direction of the company. Our sole officer and director's interests may differ from the interests of our other stockholders.

Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of our business operations and his ability to continue to manage the business, in terms of the amount of time he is able to devote to the company.

IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

If we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, all funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. In this case, you will lose your investment and your funds will be used to pay creditors.

RISKS RELATING TO OUR BUSINESS

IF WE CANNOT EFFECTIVELY PROMOTE OUR SERVICES, WE WILL NOT ATTRACT CUSTOMERS.

If we cannot partner with a local/regional/national "Brick and Mortar" retail/service company we will not have the ability to attract customers, and if we can not effectively promote our services via this outlet, we will not attract customers. A failure to achieve partners would have a material and adverse effect on our business, operating results and financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no material adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01

The funds raised through this offering will be used to develop and complete the business and marketing plan.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by WE SELL FOR U Corp. and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on November 12, 2007. The company's sole officer and director paid $0.0005 per share, a difference of $0.0095 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

COMPANY IF ALL OF THE SHARES ARE SOLD
-------------------------------------
   Price per share ...............................................   $      0.01
   Net tangible book value per share before offering .............   $    0.0005
   Potential gain to existing shareholders .......................   $         0
   Net tangible book value per share after offering ..............   $     0.003
   Increase to present stockholders in net tangible book value
     per share after offering ....................................   $     0.003
   Capital contributions .........................................   $     6,000
   Number of shares outstanding before the offering ..............    12,000,000
   Number of shares after offering held by existing stockholders .    12,000,000
   Percentage of ownership after offering ........................          75.%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
--------------------------------------------------------
   Price per share ...............................................   $      0.01
   Dilution per share ............................................   $      0.00
   Capital contributions .........................................   $    40,000
   Percentage of capital contributions ...........................           87%
   Number of shares after offering held by public investors ......     4,000,000
   Percentage of ownership after offering ........................           25%

                           THE OFFERING BY THE COMPANY

WE SELL FOR U Corp. is registering 4,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Edward
T. Farmer, owns 12,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 4,000,000 common shares. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or on an exchange.

In the event the company receives payment for the sale of their shares, WE SELL FOR U Corp. will receive all of the proceeds from such sales. WE SELL FOR U Corp. is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Edward T. Farmer our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. WE SELL FOR U Corp. may at its discretion extend the offering for an additional 90 days.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within two years from this initial effective date of this registration.

In connection with their selling efforts in the offering, Mr. Farmer will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Farmer is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Farmer will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Farmer is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Farmer will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Farmer has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or
(iii).

12,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 4,000,000 shares of its common stock for possible resale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

WE SELL FOR U Corp. will receive all proceeds from the sale of the shares by the company. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. However, WE SELL FOR U Corp. common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the company or by agreement between the company and any purchasers of our common stock.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

WE SELL FOR U Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

INTRODUCTION

WE SELL FOR U Corp. is a development stage company and was incorporated in Florida on November 12, 2007, to develop and provide service offerings to facilitate auctions on eBay for individuals and companies who lack the eBay expertise and/or time to list/sell and ship items they wish to sell. Our intent is to partner with local/regional/nationally known "Brick and Mortar " retail and service establishments. These establishments will directly benefit from the additional profit center as well as increased store traffic and the creation of customers.

We intend to create, test and refine a business model, processes and systems for a "Brick and Mortar " based eBay " WE SELL FOR U " broker service that can be replicated nationally. We envision the service as an additional profit center and perfect fit within the local, regional, national select retailers and franchisees facility. Busy people and companies have valuable items that will sell for the most money over the Internet and they are not likely to sell the items themselves. People buy things, use them, retire them and potentially replace them. This is nothing new and will continue as long as we are called consumers.

The internet is the broadest medium in existence, so if you market something on the internet, it will have the widest reach globally.

People are busy and are willing to pay for a valuable service and we intend to service this market place.

We have not generated any revenues to date and our activities have been limited to developing the Business Plan. We will not have the necessary capital to develop our Business Plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See "Managements Discussion and Analysis Plan of Operations" and "Liquidity and Capital Resources."

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

The following description of our business is intended to provide an understanding of our Company and the direction of our strategy.

                              STRATEGY AND SERVICE

We believe that there is a strong need for a new innovative approach in providing service offerings to facilitate brokering on eBay for individuals and companies who lack the eBay expertise and/or time to list/sell and ship items they wish to sell. Our intent is to partner with Local/Regional/Nationally known "Brick and Mortar " retail and service establishments. To achieve our goal we intend to develop and refine customer acquisition strategies, establish business processes and systems documentation. We intend to establish a pilot test site with a potential "Brick and Mortar " retailer or service company partner to offer fee based "WE SELL FOR U" broker services creating and managing seller listings on eBay. WE SELL FOR U Corp. was conceived out of a belief that there is compelling reasons that people with items to sell would appreciate and use a Local/Regional/National eBay Broker Service offering "WE SELL FOR U".

Once past the Pilot Phase we intend to develop business processes that would be replicated Locally/Regionally/Nationwide. The intent is to partner with a "Brick and Mortar " retailer/service.

Mr. Farmer, our CEO, prior to the November 12, 2007 start up of WE SELL FOR U Corp. has been instrumental in validating the business concept of WE SELL FOR U Corp. He has:

Learned as much as possible about eBay, eBay process and Community challenges.

Attended first eBay University class in San Diego June 2000 and again in Orlando, March 2001 enabling the development of a model consistent with eBay practices.

Identified and analyzed issues that affect buyers and sellers on eBay.

Evaluated numerous " eBay Power Sellers " and other direct competitors enabling to collect and implement Best Practices and create Competitive Advantage within our marketplace.

Defined initial service offerings and eBay identity based on up-front analysis.

Defined Value and Price Point (listing fees and commission) for services.

Defined manual and automated methods/procedures and processes necessary to market, execute, measure/refine the business.

Continuing information analysis and tuning of the service as experienced, research/analysis and trends dictate.

Mr. Farmer, our CEO, brings start-up experience, extensive Business, Marketing, Systems Integration, and Implementation skills.

OTHER STRATEGIES AND PROCEDURES INTENDED:

SELLER SERVICES

Taking digital photos to be used in auction listings Comprehensive Item Description Questionnaires to assist sellers Template based broker listing creation and launch Broker management including e-mail correspondence and billing Transaction settlement between buyers and sellers Professional packing, insured shipping and tracking

TO ATTRACT e-BAY BUYERS WE INTEND TO CREATE SIGNIFICANT ADDED VALUE AND COMFORT LEVEL THROUGH:

Comprehensive Item Description in consistent format (based on category) Seller Certification Buyer Protection Plan Professional Packing and Insured Shipping Accessibility Commitment Earning an impeccable reputation within eBay community via Positive eBay Feedbacks

                                   THE MARKET

The following Statistic based on eBay published 3rd Quarter Financial Results 9/30/2007:

Current Number of Confirmed Members (Buyers and Sellers).247.6 Million Worldwide

Total Value of Successful closed Sales between Buyers and Sellers..$14.4 Billion

14% Increase from prior year

95% of eBay Sellers are individuals or small businesses.

60 million number of items on eBay site at any given time, more than 300 times the number of stock-keeping units in a typical Wal-Mart.

                                   MANAGEMENT

We intend to employ and use consultants to build the corporate infrastructure in FINANCE, ACCOUNTING, MARKETING, SALES, SOFTWARE, PURCHASING and other administrative functions.

                               SALES AND MARKETING

We intend to employ a salaried Vice President of Marketing and Sales whose responsibility will be to execute the Marketing and Sales Plan.

                              SHOWS AND ADVERTISING

We intend to augment the marketing and sales of our service via webinar presentations. (a website method of presentations) that will allow the utilization of our intended website www.wesellforu.us to present to potential Local/Regional/National retailers and service prospects.

We intend to advertise in Retailer Trade Journals and the utilization of our website.

We believe that we will also gain interest from trade journals and consumer magazines for public relations.

                                   COMPETITION

Our major competitor is eBay and other small competitors that have greater financial and other resources, experience in market penetration than us. Management believes that we may be able to distinguish "WE SELL FOR U Corp." by partnering with Local/Regional/Nationally known retail and service corporations. Our service is directed to the consumers and small companies with items to sell who lack the time or know-how to list items on eBay and manage the full transaction cycle. To our customers, our service will represent a very professional and liberating replacement of trying to sell their items via garage sales, classified ads or closeout stores.

                                    STAFFING

As of December 31, 2007, WE SELL FOR U Corp. has no permanent staff other than its sole officer and director, Edward T. Farmer, who is the President and Chairman of the company. Mr. Farmer has the flexibility to work on WE SELL FOR U up to 10 to 25 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

                       EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, WE SELL FOR U Corp. has no employees other than its current sole officer and director, Mr. Farmer, who has not been compensated. There are no employment agreements in existence. The company presently does not have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's director.

During the initial implementation of our marketing strategy, the company intends to hire independent consultants to develop its website, rather than hire full time website development/maintenance employees. We plan on hiring a V.P. of Marketing and Sales to execute the Marketing and Sales Plan.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company organized to develop and provide service offerings to facilitate brokering on eBay for individuals and companies who lack the eBay expertise and/or time to list/sell and ship items they wish to sell. Our intent is to partner with Local/Regional/Nationally known "Brick and Mortar" retail and service establishments. These establishments will directly benefit from an additional profit center, increased store traffic and creation of customers.

We have not yet generated or realized any revenues from business operations. Our auditors have issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our service to customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to December 31, 2007, the company's business operations have primarily been focused on developing our business plan and market research.

             LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. WE SELL FOR U Corp. was incorporated in the State of Florida in November 12, 2007; we are a development stage company attempting to enter into the brokering services market, within eBay. We intend to represent individuals and companies with items to sell. Our intended primary marketing and business approach will be to partner with local/regional/nationally known, " Brick and Mortar " retail and service establishments who will directly benefit from an additional profit center along with increased store traffic, and the creation of new service centers. We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors" ). To become profitable and competitive, we must develop the business and marketing plan, execute the plan and obtain a local/regional/national retail, service partner. Our soul officer and director undertakes to provide us with initial operating and loan capital to sustain our business plan over the next twelve (12) month period partially through this offering and will seek alternative financing through means such as borrowings from institutions or private individuals.

                                PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital in order to complete the Business and Marketing Plan and to commence the execution.

Since inception November 12, 2007 to, December 31, 2007, WE SELL FOR U Corp. has spent a total of $ 0.00 on start-up costs. The company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officers.

The company incurred expenditures of $ 0.00 for accounting services, the preparation of audited financial statements and legal services. The company also had expenditures of $ 0.00 for general administrative costs.

Since inception, the majority of the company's time has been spent refining its business plan and marketing , conducting industry research, and preparing for a primary financial offering.

                         LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended December 31, 2007, WE SELL FOR U Corp. issued 12,000,000 shares of common stock to our sole officer and director for cash proceeds of $0.0005 per share.

As we anticipate needing a minimum of $125,000 in order to execute our business plan in a meaningful way over the next year, the available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our Business and Marketing Plan. We anticipate that receipt of such financing may require granting a security interest in the service offering, but are willing to grant such interest to secure the necessary funding.

Through December 31, 2007, we have spent a total of $ 0.00 in general operating expenses. We raised the cash amounts used in these activities from our officer.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $500,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the agreement of our officer, management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations it has sufficient financial resources to meet its obligations for at least the next twelve months.

In the early stages of our company, we will need cash for completing the business and marketing plan. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $125,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 6 of our financial statements.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address        Age      Position(s)
----------------        ---      -----------
Edward T. Farmer         60      President, Secretary/ Treasurer
700 Shadow Bay Way               Principal Executive Officer
Osprey, FL 34229                 Principal Financial Officer and sole member of
                                 the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

      o understands generally accepted accounting principles and financial statements,

      o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

      o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

      o  understands internal controls over financial reporting, and

      o  understands audit committee functions.

Our Board of Directors is comprised of individuals who were integral to our formation and who are involved in our day to day operations. While we would prefer that one or more of our directors be an audit committee financial expert, none of these individuals who have been key to our development have professional backgrounds in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer make decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                       CODE OF BUSINESS CONDUCT AND ETHICS

In November 2007 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

      o  honest and ethical conduct,

      o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

      o  compliance with applicable laws, rules and regulations,

      o  the prompt reporting violation of the code, and

      o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to our S-1/A filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our S-1/A.

                      BACKGROUND OF OFFICERS AND DIRECTORS

EDWARD T. FARMER, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

                                     RESUME
                                EDWARD T. FARMER

2000 to Present, President of limited eBay Trading Assistant Company and Florida Licensed Realtor since 2004.

Provide Listing and Sales service to homeowners in Osprey and adjoining areas. Provides Buyer's Agent services primarily to out of state home buyers. Member of the Association of Realtors. Development of eBay service offerings and support processes/ in selling many client category items on eBay as well as providing limited eBay services within the real estate industry.

1981-2000, Creative Guidance, Inc. (Information Technology Industry), Waldwick, NJ, and Sarasota, Fl office opened in 1997 President, Director

Responsibilities included providing start-up capital, systems/facilities, product marketing development, product launch, road show introductions and sales. Grew staff from 2 to 50 Including 12 independent contractors and 10 account mgrs. (sales reps) Grew company revenues to $5 million. Developed strategic relationship with IBM. Company acquired in 2000 by Essex Technology Group, Inc.

1976-1981, Lease For Less, Inc. (Auto/Financial Industry), Wayne, NJ, Auto Leasing Manager

From start-up, grew customer base from 0-220 accounts. Grew lease fleet from 0-425 vehicles. Through automation, increased lessee renewal rate from 47% to 88%.

Education, GM sales Training Center, IBM Exec. Education Training ( Marketing, Sales/Sales Mgmt., Quality Control, Team Building, Business Management. H.S. Graduate and Wharton School of Business Presidents Class Course

                              CONFLICTS OF INTEREST

At the present time, we do not foresee a direct conflict of interest with our sole officer and director. The only conflict that we foresee is Mr. Farmer's devotion of time to projects that do not involve us. In the event that Mr. Farmer ceases devoting time to our operations, he has agreed to resign as an officer and director.

                             EXECUTIVE COMPENSATION

                             SUMMARY OF COMPENSATION

We did not pay any salaries in 2007 or 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

                     REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the remuneration of our sole director and officer for the period from inception through December 31, 2007

                                  CAPACITIES IN WHICH                 AGGREGATE
NAME OF INDIVIDUAL             REMUNERATION WAS RECEIVED            REMUNERATION
------------------             -------------------------            ------------
Edward T. Farmer                Sole Executive Officer                   $0
                                     and Director

We have no employment agreements with our sole Executive Officer and Director. We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

                              DIRECTOR COMPENSATION

Mr. Edward T. Farmer a member of our Board of Directors is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, WE SELL FOR U Corp. has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                 Number of       Percentage of
                                                 Shares After    Ownership After
                                                 Offering        the Offering
                                Number of        Assuming all    Assuming all
Name and Address                Shares Before    of the Shares   of the Shares
Beneficial Ownership [1]        the Offering     are Sold        are Sold
--------------------------      -------------    -------------   ---------------

Edward T. Farmer                 12,000,000        16,000,000          75%
700 Shadow Bay Way
Osprey, FL 34229

All Officers and Directors       12,000,000        16,000,000          75%
as a Group (1 person)
_________

 [1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Farmer is the only "promoter" of our company.

For the period ended December 31, 2007, a total of 12,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 4,000,000 of its common shares, in addition to the 12,000,000 shares currently issued and outstanding. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The company may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange (please see "Plan of Distribution" below).

The 12,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended December 31, 2007. We issued a total of 12,000,000 common shares for consideration of $6,000, which was accounted for as a purchase of common stock.

In the event the company receives payment for the sale of their shares, WE SELL FOR U Corp. will receive all of the proceeds from such sales. WE SELL FOR U Corp. is bearing all expenses in connection with the registration of the shares of the company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized number of shares is one hundred million (100,000,000). The authorized common stock is one hundred million (100,000,000) shares with a par value of $.0001 for an aggregate par value of ten thousand dollars ($10,000).

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                    REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, WE SELL FOR U Corp. will act as its own transfer agent.

                                STOCK OPTION PLAN

The Board of Directors of WE SELL FOR U Corp. has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. WE SELL FOR U Corp. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                  LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

Our financial statements have been audited for the period ending December 31, 2007 by Moore and Associates, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS


FINANCIAL STATEMENTS Audited December 31, 2007

Auditors' Report ..........................................................  F-2

Balance Sheet .............................................................  F-3

Statement of Operations ...................................................  F-4

Statement of Stockholders' Equity (Deficit) ...............................  F-5

Statement of Cash Flows ...................................................  F-6

Notes to the Financial Statements .........................................  F-7

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

TO THE BOARD OF DIRECTORS
WE SELL FOR U CORP.
(A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying balance sheet of We Sell For U Corp. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows through December 31, 2007, and Inception on November 12, 2007 through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of We Sell For U Corp. (A Development Stage Company) as of December 31, 2007 and the results of its operations and its cash flows through December 31, 2007, and Inception on November 12, 2007 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has not commenced its planned operations and has not generated any revenue. This raises substantial doubt as to the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MOORE & ASSOCIATES,

Moore & Associates Chartered
Las Vegas, Nevada
January 14, 2008

               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501
               --------------------------------------------------

                               WE SELL FOR U CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  Balance Sheet

                                                                       As of
                                                                    Dec 31, 2007
                                                                    ------------
                                     ASSETS

CURRENT ASSETS

   Cash and cash equivalents ......................................   $ 6,000
                                                                      -------
       Total current assets .......................................   $ 6,000
                                                                      -------

TOTAL ASSETS ......................................................   $ 6,000
                                                                      =======

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
                                                                      -------
   Total liabilities ..............................................         -
                                                                      -------

STOCKHOLDERS' EQUITY (DEFICIENCY)

   Capital Stock (Note 3)
       Authorized:
       100,000,000 common shares, $0.0001 par value
       Issued and outstanding shares:
       12,000,000 .................................................   $ 1,200
       Additional paid-in capital .................................     4,800
       Deficit accumulated during the development stage ...........         -
                                                                      -------
Total Stockholders' Equity (Deficiency) ...........................     6,000
                                                                      -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ........................   $ 6,000
                                                                      =======

                               WE SELL FOR U Corp.
                          (A DEVELOPMENT STAGE COMPANY)
                             Statement of Operations

                                                                  For the Period
                                                                  from inception
                                                                   November 12,
                                                                      2007 to
                                                                   December 31,
                                                                       2007
                                                                  --------------

EXPENSES ..................................................        $         -
                                                                   -----------

LOSS FOR THE PERIOD .......................................        $         -
                                                                   ===========

PER SHARE DATA:

   Basic and diliuted loss per share ......................        $      0.00
                                                                   ===========

   Common shares outstanding ..............................         12,000,000
                                                                   ===========

                               WE SELL FOR U CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                 Statement of Stockholders' Equity (Deficiency)

                                                               Deficit
                                                             Accumulated
                                Common Stock     Additional   During the
                             ------------------   Paid-in    Development
                               Shares    Amount    Capital      Stage     Total
                             ----------  ------  ----------  -----------  ------

Inception -
 November 12, 2007 ........           -  $    -    $    -       $   -     $    -

  Common shares issued for
  cash at $0.0005 per share  12,000,000   1,200     4,800           -      6,000

  Loss for the period .....           -       -         -           -          -
                             ----------  ------    ------       -----     ------

Balance -
 December 31,2007 .........  12,000,000   1,200     4,800           -      6,000
                             ----------  ------    ------       -----     ------

                               WE SELL FOR U CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             Statement of Cash Flows

                                                                  For the Period
                                                                  from inception
                                                                   November 12,
                                                                      2007 to
                                                                   December 31,
                                                                       2007
                                                                  --------------

CASH FLOWS FROM OPERATING ACTIVITIES

   Loss for the period .....................................         $     -

   Changes in Operating Assets and Liabilities:
      (Increase) decrease in prepaid expenses ..............               -
      Increase (decrease) in accounts payable ..............               -
      Increase (decrease) in accrued liabilities ...........               -
      Increase in short-term note payable (leasehold) ......               -
                                                                     -------
   Net cash used in operating activities ...................               -
                                                                     -------

CASH FLOWS FROM FINANCING ACTIVITIES

   Common stock issued for cash ............................           6,000
                                                                     -------
   Net cash provided by financing activities ...............           6,000
                                                                     -------

INCREASE IN CASH AND CASH EQUIVALENTS ......................           6,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ...........               -
                                                                     -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .................         $ 6,000
                                                                     =======

Supplemental Cash Flow Disclosures:

   Cash paid for:

      Interest expense .....................................         $     -
                                                                     =======
      Income taxes .........................................         $     -
                                                                     =======

                               WE SELL FOR U CORP.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (DECEMBER 31, 2007)

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

We Sell For U Corp. (A Development Stage Company) was incorporated on November 12, 2007 under the laws of the State of Florida. It has no operations and in accordance with SFAS #7 is considered to be in the development stage.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
-------------------------

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share
-------------------------

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes
------------

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes". SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3.  INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the last three years follow:

Year Ended December 31                                 2007
----------------------                                 ----
         Deferred Tax Asset
         Valuation Allowance
         Current Taxes Payable ...................      0.00
                                                      ------
         Income Tax Expense ......................    $ 0.00
                                                      ======

The Company has filed no income tax returns since inception.

NOTE 4.  STOCKHOLDERS' EQUITY

Common Stock
------------

For the period ended December 31, 2007, the company received $6,000 contributed capital from its founder.

For the period ended December 31, 2007, the Company issued 12,000,000 of its $0.0001 par value common stock for $6,000 cash to the founders of the Company.

NOTE 5.  RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period November 12, 2007 (date of inception) through December 31, 2007 the Company has had a net loss of $0. As of December 31, 2007, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7.  THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

In June 2006, the FASB issued Interpretation No. 48 ("FIN No. 48"), Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 was effective July 1, 2007.

In June 2006, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on EITF Issue No. 06-2, "Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43." EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 was effective July 1, 2007.

Staff Accounting Bulletin ("SAB") No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective May 1, 2008.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives us the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective July 1, 2008, although early adoption is permitted.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent's interest in a subsidiary changes.

The adoption of these new Statements is not expected to have a material effect on the Company's current financial position, results of operations, or cash flows.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and
                     Printing ............         $ 1,000 *
                  Transfer Agent .........               0
                                                   -------
                       TOTAL .............         $ 1,000
                                                   -------
                  * estimate

RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

WE SELL FOR U Corp. is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.0001. For the period ended December 31, 2007, we had issued 12,000,000 common shares to our sole officer and director for a total consideration of $ 6,000.00.

We SELL FOR U Corp. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, WE SELL FOR U Corp. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended December 31, 2007, WE SELL FOR U Corp. issued 12,000,000 shares of common stock to the sole officer and director for cash proceeds of $
0.0005 per share or $6,000.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------

3.1           Articles of Incorporation of WE SELL FOR U Corp.*

3.2           Bylaws of WE SELL FOR U Corp.*

4.1           Specimen Stock Certificate of WE SELL FOR U Corp.*

5.1           Opinion of Counsel.*

23.1          Consent of Accountants.*

23.2          Consent of Counsel (included in Exhibit 5.1).*

99.1          Subscription Agreement of WE SELL FOR U Corp.*
______________

*  Filed herewith

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1

Articles of Incorporation of WE SELL FOR U Corp., Inc. dated November 12, 2007 and approved November 12, 2007.

EXHIBIT 3.2

Bylaws of WE SELL FOR U Corp., approved and adopted on November 12, 2007.

EXHIBIT 4.1

Specimen Stock Certificate of WE SELL FOR U Corp.

EXHIBIT 5.1

Opinion of Schneider Weinberger & Beilly LLP dated March 4, 2008.

EXHIBIT 23.1

Consent of Accountants, regarding the use in this Registration Statement of their auditors' report on the financial statements of WE SELL FOR U Corp. for the period ending December 31, 2007.

EXHIBIT 23.2

Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1) dated March 4, 2008.

EXHIBIT 99.1

Subscription Agreement of WE SELL FOR U Corp.

                                  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

          iii. Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1/A (Amendment No. 2). Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1/A (Amendment No. 2) registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Osprey, Florida, on this day of March 6, 2008.

WE SELL FOR U Corp.

/s/ EDWARD T. FARMER
    ----------------
    EDWARD T. FARMER
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer


Know all men by these present, that each person whose signature appears below constitutes and appoints Edward T. Farmer, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-1/A (Amendment No. 2) registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ EDWARD T. FARMER                          March 6, 2008
    ----------------
    EDWARD T. FARMER
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer